Contact:     Laurence Orton     203-573-2153

Chemtura Reports Fourth Quarter 2011 Financial Results

Continues Trend of Strong Year-Over-Year Improvement

Achieves Fourth Quarter 2011 Net Sales of $677 million and $0.34 Earnings Per Share

PHILADELPHIA, PA – February 27, 2012 – Chemtura Corporation, (NYSE: CHMT) (the “Company,” “Chemtura,” “We,” “Us” or “Our”) today announced financial results for the fourth quarter ended December 31, 2011. We also filed with the Securities and Exchange Commission our Annual Report on Form 10-K for the year ended December 31, 2011. For the fourth quarter of 2011, Chemtura reported net sales of $677 million and net earnings from continuing operations attributable to Chemtura on a GAAP basis of $34 million, or $0.34 per share. Net earnings attributable to Chemtura on a managed basis were $26 million, or $0.26 per share.

Fourth Quarter 2011 Financial Results

The discussion below includes financial information on both a GAAP and non-GAAP managed basis. We present managed basis financial information as management uses this information internally to evaluate and direct the performance of our operations and believes that managed basis financial information provides useful information to investors. A reconciliation of GAAP and managed basis financial information is provided in the supplemental schedules included in this release.

The following is a summary of fourth quarter 2011 financial results on a GAAP basis:

(In millions, except per share data)	Fourth Quarter
	2011	2010	% change
Net sales	$677	$680	-
Operating income (loss)	$63	$(29)	NM
Earnings (loss) from continuing operations attributable to Chemtura	$34	$(367)	NM
Earnings (loss) from continuing operations attributable to Chemtura - per share	$0.34	$(2.25)	NM

NM - Not meaningful

The following is a summary of fourth quarter 2011 financial results on a managed basis:

(In millions, except per share data)	Fourth Quarter
	2011	2010	% change
Net sales	$677	$680	-
Operating income	$52	$34	53%
Earnings from continuing operations attributable to Chemtura	$26	$7	NM
Earnings from continuing operations attributable to Chemtura - per share	$0.26	$0.04	NM

NM - Not meaningful

CEO Remarks

“This quarter we again delivered year-on-year improvement in profitability – as we have delivered in each quarter of 2011,” commented Craig A. Rogerson, Chairman, President and CEO of Chemtura. “Our Industrial segments led the improvement. Their performance exceeded that in the fourth quarter of 2010 and sequentially compared to the third quarter of 2011. Performance improved despite sluggish global business conditions and the continued weakness in the demand for flame retardants from the electronics industry, particularly for printed wiring board applications. Consumer Products and Chemtura AgroSolutions lagged prior year performance. Lower “early buy” dealer demand in the U.S. compared to 2010 constrained Consumer Products’ performance. Dry conditions in Eastern Europe reduced winter planting for oil seed rape by 30% and less-than-planned improvement in Latin America limited Chemtura AgroSolutions’ contribution. We believe that both of these segments are positioned to make stronger contributions in 2012.”

Mr. Rogerson continued, “We ended 2011 with adjusted EBITDA for the year of $385 million, up 20% over 2010. 2011 has been a year of substantial progress and many achievements. With our reorganization behind us, we returned to sustained profitability. We generated significant cash flows from operations providing us the ability to increase our capital investment in support of our growth initiatives. We demonstrated flexibility in addressing significant raw material inflation without the loss of margin. We demonstrated our commitment to innovation with the introduction of many new products and applications and we invested in capacity to meet the demand generated by these products. We intensified our efforts in expanding our presence in the faster growing regions of the world and launched the building of a multipurpose plant in China to better serve our customers. Our success in fully recovering raw material cost increases, our investment in innovation and diversifying applications and our focus on performance and results delivery permitted us to weather the macroeconomic uncertainty in the second half of 2011 and still deliver year-on-year improvement. During the fourth quarter, we also repurchased 2 million shares of common stock under our share repurchase program. These achievements are contributing to our goal of transforming Chemtura into a superior performing specialty chemicals company.”

Outlook

“We are committed to delivering further improvement in 2012”, Mr. Rogerson stated. “Demand from our industrial customers so far in 2012 has been comparable to what we saw in the second half of 2011 and we have not yet seen recovery in the electronics markets. Our expectation is that we will see industrial demand start to recover before summer and then build in the second half of the year. In this environment, the challenge for our Industrial segments will be to match 2011 performance in the first half of 2012 and then surpass 2011 in the second half of the year. Our Industrial segments expect to deliver improvement for 2012 as a whole. A more positive economic environment will provide more rapid performance improvement.”

“We expect stronger performance from our Consumer Products and Chemtura AgroSolutions segments in 2012. Our Consumer Products segment has regained the mass market customer it lost for the 2011 season and introduced new products and brands. The anticipated increase in sales volume is expected to drive stronger performance in 2012. Chemtura AgroSolutions has extended its product offerings, gained new product registrations and strengthened its distribution channels. The resulting new product introductions in 2012 are expected to drive further recovery by this segment over that achieved in 2011.”

He concluded, “In short, we expect 2012 to be another year of improvement, keeping us on track to achieve our objective of step change growth in both revenue and profitability.”

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Fourth Quarter 2011 Business Segment Highlights

•	Industrial Performance Products’ net sales increased $7 million or 2% driven principally by higher selling prices of $25 million, offset by lower sales volume of $18 million within our antioxidants and petroleum additives businesses. Operating income on a managed basis increased $9 million reflecting the $25 million increase in selling prices, a $2 million reduction in distribution costs, a $2 million reduction in selling, general and administrative and research and development (collectively “SGA&R”) and a $2 million reduction in other costs, partially offset by a $17 million increase in raw material costs and a $5 million increase in manufacturing costs. On a GAAP basis, operating income increased $8 million as compared to the same period last year as 2011 was impacted by accelerated recognition of asset retirement obligations.

•	Industrial Engineered Products’ net sales increased $3 million or 2% driven by higher selling prices of $29 million and a $1 million benefit of favorable foreign currency translation, partially offset by a $27 million reduction in sales volume. Lower volume was primarily due to reduced demand from the electronics industry, particularly from printed wiring board applications offset in part by volume gains in our sales of clear brine fluids for oilfield applications and GeoBrom® for mercury control applications. Price increases had been implemented during the prior quarters of 2011 in response to substantially higher raw material costs and a significant ongoing investment to ensure a sustainable and reliable supply of bromine and its derivatives. Operating income on a managed basis increased $13 million from the fourth quarter of 2010 primarily due to the $29 million increase in selling prices, partially offset by a $5 million increase in manufacturing costs, a $3 million increase in raw material costs, $3 million in lower sales volume and a $5 million increase in other costs. The increase in manufacturing costs compared to the fourth quarter of 2010 was primarily due to lower production volumes of certain brominated flame retardants. On a GAAP basis, operating income increased $17 million as compared to the same period last year as 2010 was impacted by accelerated depreciation of property, plant and equipment.

•	Consumer Products’ net sales decreased $2 million or 2% due to lower sales volume. U.S. sales volume reflected lower activity during our traditional “early buy” program in the professional dealer channel. A level of uncertainty in the economic outlook led dealers to be cautious until the season starts in full in late spring. Operating income decreased $8 million primarily due to a $3 million increase in raw material costs, a $2 million increase in manufacturing costs (primarily due to lower production and production mix changes resulting in lower fixed cost absorption), lower sales volume and unfavorable mix of $2 million and an increase in other costs of $1 million.

•	Chemtura AgroSolutions’ net sales decreased $11 million or 11% primarily due to lower sales volume. Sales volumes were impacted by dry conditions in Eastern Europe which reduced winter planting for oil seed rape by 30% and less-than-planned improvement in Latin America where we saw a continuing impact from new registrations from providers of generic products. Operating income on a managed basis decreased $3 million primarily due to lower sales volume and unfavorable mix. On a GAAP basis, operating income decreased $4 million as 2011 was impacted by accelerated depreciation of property, plant and equipment.

•	On a GAAP basis, corporate expenses for the fourth quarter of 2011 were $31 million compared with $29 million in 2010. The increase was primarily due to an $8 million charge related to an ongoing evaluation of a UK pension benefit matter, partially offset by lower stock-based compensation expense. Corporate expenses included amortization expense related to intangible assets of $9 million for the fourth quarters of 2011 and 2010, respectively.

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Fourth Quarter 2011 Results - GAAP

•	Net sales for the fourth quarter of 2011 were $3 million lower than 2010. The decrease in net sales was attributable to lower sales volume of $58 million and unfavorable foreign currency translation of $1 million, partially offset by higher selling prices of $56 million. The higher selling prices were achieved by the Industrial Performance Products and Industrial Engineered Products segments.

•	Gross profit for the fourth quarter of 2011 was $170 million, an increase of $6 million compared with the fourth quarter of 2010. Gross profit as a percentage of net sales increased to 25% for the fourth quarter of 2011 as compared with 24% in the fourth quarter of 2010. The increase in gross profit was primarily due to $56 million in higher selling prices. This improvement was partially offset by $23 million in higher raw material costs, $13 million of lower sales volume and unfavorable product mix, $11 million of unfavorable manufacturing variances (in all segments except Chemtura AgroSolutions) and a $3 million increase in other costs.

•	Operating income for the fourth quarter of 2011 was $63 million compared with an operating loss of $29 million for the fourth quarter of 2010. The increase of $92 million was primarily due to a $56 million decrease in impairment charges, a $27 million gain on the sale of our 50% interest in Tetrabrom Technologies Ltd. in 2011, a $6 million increase in gross profit, a $3 million decrease in accelerated depreciation of property, plant and equipment and $3 million of other cost decreases, which was offset by a $3 million charge for restructuring activities in 2011.

•	Included in the computation of operating income was $4 million of stock-based compensation expense compared with $7 million in the fourth quarter of 2010. Stock-based compensation expense in both periods included expense primarily related to grants under the emergence incentive plans approved by the Bankruptcy Court in our Chapter 11 proceedings.

•	Interest expense of $15 million during the fourth quarter of 2011 was $12 million lower than the fourth quarter of 2010. The decrease was due to post-petition interest recorded during the fourth quarter of 2010 of $8 million and interest expense on the borrowings in 2010 under the Amended DIP Credit Facility which was terminated on November 10, 2010 (the effective date of our Plan of Reorganization).

•	Other income, net was $1 million in the fourth quarter of 2011 compared with other expense, net of $4 million for the fourth quarter of 2010. The change is primarily the result of net foreign currency losses in 2010.

•	Reorganization items, net in the fourth quarter of 2010 was $223 million. The 2010 expense primarily comprised professional fees directly associated with the Chapter 11 reorganization and the impact of the terms of negotiated claims settlements under the provisions of the Plan. The decrease in expense during 2011 reflects our emergence from Chapter 11 in November 2010 and primarily relates to fees incurred in resolving disputed claims.

•	The income tax expense from continuing operations in the fourth quarter of 2011 was $15 million compared with $8 million in the fourth quarter of 2010.

•	Net earnings from continuing operations attributable to Chemtura for the fourth quarter of 2011 was $34 million, or $0.34 per share, compared with net loss from continuing operations attributable to Chemtura of $367 million, or $2.25 per share, for the fourth quarter of 2010.

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Fourth Quarter 2011 Results - Managed Basis

•	On a managed basis, fourth quarter 2011 gross profit was $171 million, as compared with $164 million in the same period last year. Gross profit as a percentage of net sales increased to 25% for the fourth quarter of 2011 as compared with 24% in the fourth quarter of 2010. The increase in gross profit was due to higher selling prices, partially offset by higher raw material and manufacturing costs, decreased sales volume and unfavorable product mix.

•	On a managed basis, fourth quarter 2011 operating income was $52 million as compared with $34 million in the same period last year. The increase in operating income primarily reflected the increase in gross profit, lower SGA&R costs and lower depreciation expense.

•	Adjusted EBITDA in the fourth quarter of 2011 was $89 million as compared with $78 million in the fourth quarter of 2010 (see the tables attached to this earnings release for a reconciliation of the computation of Adjusted EBITDA). The increase in Adjusted EBITDA was principally driven by higher gross profit. Adjusted EBITDA for the last twelve months increased from $320 million at December 31, 2010 to $385 million at December 31, 2011.

•	Earnings from continuing operations before income taxes on a managed basis in the fourth quarters of 2011 and 2010 exclude pre-tax GAAP charges of $11 million and $369 million, respectively. These charges are primarily related to accelerated recognition of asset retirement obligations; accelerated depreciation of property, plant and equipment; facility closures, severance and related costs; gain or loss on the sale of business or assets; impairment charges; changes in estimates related to expected allowable claims; loss on early extinguishment of debt; legal matters; and costs associated with the Chapter 11 reorganization.

•	Chemtura has chosen to apply an estimated tax rate to our managed basis pre-tax income to simplify for investors the comparison of underlying operating performance. Following our emergence from Chapter 11, we developed an estimated managed basis tax rate of 28% reflecting the expected performance of our core operations in 2011. The estimated managed basis tax rate reflects (i) the impact of the adjustments made in the preparation of pre-tax managed basis income; (ii) the exclusion of the benefit or charge arising from the creation or release of valuation allowances on U.S. income; and (iii) the utilization of foreign tax credits generated in the current year. We applied the 28% tax rate in the preparation of our managed basis financial statements throughout 2011 and will reevaluate the tax rate for 2012 if circumstances warrant. The 28% managed basis tax rate reflects the benefit of lower international corporate tax rates as compared with the U.S. Federal corporate tax rate as well as the conclusion that we will indefinitely re-invest the majority of the earnings of our foreign subsidiaries in our international operations.

•	Chemtura’s managed basis tax rate of 35% in 2010 represented a standard tax rate for our core operations to simplify comparison of underlying operating performance during the course of the Chapter 11 proceedings.

Cash Flows Details - GAAP

•	Net cash provided by operating activities for the fourth quarter of 2011 was $91 million as compared with net cash used in operating activities of $245 million for the fourth quarter of 2010. The increase was primarily related to cash payments made in 2010 as part of the settlement of Chapter 11 claims upon emergence in accordance with our confirmed Plan of Reorganization.

•	As of December 31, 2011, our accounts receivable balance was $458 million as compared with $489 million as of December 31, 2010 and $497 million as of September 30, 2011.

•	As of December 31, 2011, our inventory balance was $542 million as compared with $528 million at December 31, 2010 and $562 million as of September 30, 2011.

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•	Capital expenditures for both the fourth quarters of 2011 and 2010 were $62 million. Capital expenditures for the year ended December 31, 2011 were $154 million compared with $124 million for the year end December 31, 2010.

•	Cash income taxes paid (net of refunds) in the fourth quarter of 2011 were $8 million compared with $1 million in the fourth quarter of 2010. Cash income taxes paid (net of refunds) for the 2011 full year were $16 million compared to $6 million for 2010.

•	During the fourth quarter of 2011, we repurchased 2 million shares of our common stock for $22 million under our previously announced share repurchase program.

•	Our total debt was $753 million as of December 31, 2011 compared to $775 million as of September 30, 2011. The decrease is primarily due to a reduction in borrowings under our revolving credit facility due to the seasonal reduction in working capital. Cash and cash equivalents decreased to $180 million as of December 31, 2011 compared with $191 million as of September 30, 2011.

•	On October 26, 2011, certain of our European subsidiaries entered into a trade receivables financing facility that permits the sale, on a revolving basis, of certain trade receivables up to a maximum amount outstanding at any time of €68 million (approximately $88 million). There were no outstanding borrowings under the facility at December 31, 2011.

Fourth Quarter Earnings Q&A Teleconference

Copies of this release, as well as informational slides, will be available on the Investor Relations section on our Web site at www.chemtura.com. We will host a teleconference to review these results at 9:00 a.m. (EDT) on Tuesday, February 28, 2012. Interested parties are asked to dial in approximately 10 minutes prior to the start time. The call-in number for U.S. based participants is (877) 494-3128 and for all other participants is (404) 665-9523. The conference ID code is 45312242. Replay of the call will be available for thirty days, starting at 10 a.m. (EDT) on Wednesday, February 29, 2012. To access the replay, call toll-free (855) 859-2056, (800) 585-8367, or (404) 537-3406, and enter access code 45312242. An audio webcast of the call can be accessed via the link below during the time of the call:

http://www.talkpoint.com/viewer/starthere.asp?Pres=138247

Chemtura Corporation, with 2011 sales of $3 billion, is a global manufacturer and marketer of specialty chemicals, agrochemicals and pool, spa and home care products. Additional information concerning us is available at www.chemtura.com.

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Managed Basis Financial Measures

The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Our managed basis financial measures consist of adjusted results of operations that exclude certain expenses, gains and losses that may not be indicative of our core operations. Excluded items include costs associated with the bankruptcy reorganization; facility closures, severance and related costs; gains and losses on sale of business and assets; increased depreciation due to the change in useful life of assets; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations and impairment charges. They also include the computation of Adjusted EBITDA. In addition to the managed basis financial measures discussed above, we have applied a managed basis effective income tax rate to our managed basis income before taxes. Our managed basis tax rate of 28% in 2011 represents a refined estimated tax rate for our core operations to simplify comparison of underlying operating performance used throughout 2011. Our managed basis tax rate of 35% in 2010 represents a uniform tax rate used throughout our bankruptcy period to standardize period over period comparisons. Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables. We believe that such managed basis financial measures provide useful information to investors and may assist them in evaluating our underlying performance and identifying operating trends. In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of our operations. While we believe that such measures are useful in evaluating our performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of our performance relative to other companies in similar industries.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The cyclical nature of the global chemicals industry;
•	Increases in the price of raw materials or energy and our ability to recover cost increases through increased selling prices for our products;
•	Disruptions in the availability of raw materials or energy;
•	Our ability to implement our growth strategies in rapidly growing markets;
•	Our ability to obtain the requisite regulatory and other approvals to implement the plan to build a new multi-purpose manufacturing facility in Nantong, China;
•	Declines in general economic conditions;
•	The European debt crisis;
•	The ability to comply with product registration requirements of regulatory authorities, including the U.S. food and drug administration (the “FDA”) and European Union REACh legislation;
•	The effect of adverse weather conditions;
•	The ability to grow profitability in our Chemtura AgroSolutions segment;
•	Demand for Chemtura AgroSolutions segment products being affected by governmental policies;
•	Current and future litigation, governmental investigations, prosecutions and administrative claims;
•	Environmental, health and safety regulation matters;
•	Federal regulations aimed at increasing security at certain chemical production plants;
•	Significant international operations and interests;
•	Our ability to maintain adequate internal controls over financial reporting;
•	Exchange rate and other currency risks;
•	Our dependence upon a trained, dedicated sales force;

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•	Operating risks at our production facilities;
•	Our ability to protect our patents or other intellectual property rights;
•	Whether our patents may provide full protection against competing manufacturers;
•	Our ability to remain technologically innovative and to offer improved products and services in a cost-effective manner;
•	The risks to our joint venture investments resulting from lack of sole decision making authority;
•	Our unfunded and underfunded defined benefit pension plans and post-retirement welfare benefit plans;
•	Risks associated with possible climate change legislation, regulation and international accords;
•	The ability to support the carrying value of the goodwill and long-lived assets related to our businesses;
•	Whether we repurchase any additional shares of our common stock that our Board of Directors has authorized us to purchase over twelve months and the terms on which any such repurchases are made;
•	Our ability to execute upon our long range plan; and
•	Other risks and uncertainties detailed in Item 1A. Risk Factors in our filings with the Securities and Exchange Commission.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this press release was issued. We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.

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CHEMTURA CORPORATION

Index of Financial Statements and Schedules

Page

Financial Statements

Consolidated Statements of Operations (Unaudited) -
Quarters and Years ended December 31, 2011 and 2010	10

Consolidated Balance Sheets - December 31, 2011 (Unaudited) and
December 31, 2010	11

Condensed Consolidated Statements of Cash Flows (Unaudited) -
Years ended December 31, 2011 and 2010	12

Segment Net Sales and Operating Income (Loss) (Unaudited) -
Quarters and Years ended December 31, 2011 and 2010	13

Supplemental Schedules

Major Factors Affecting Net Sales and Operating Results (Unaudited) -
Quarter and Year ended December 31, 2011 versus 2010	14

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Quarters ended December 31, 2011 and 2010	15

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Years ended December 31, 2011 and 2010	16

GAAP and Managed Basis Segment Net Sales and Operating Income (Loss) (Unaudited) -
Quarters ended December 31, 2011 and 2010	17

GAAP and Managed Basis Segment Net Sales and Operating Income (Loss) (Unaudited) -
Years ended December 31, 2011 and 2010	18

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CHEMTURA CORPORATION

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Quarters Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010

Net sales	$677	$680	$3,025	$2,760

Cost of goods sold	507	516	2,296	2,103
Gross profit	170	164	729	657
Gross profit %	25%	24%	24%	24%

Selling, general and administrative	84	83	339	315
Depreciation and amortization	34	41	140	175
Research and development	10	11	43	42
Facility closures, severance and related costs	3	-	3	1
Gain on sale of business	(27)	-	(27)	(2)
Impairment charges	1	57	4	57
Changes in estimates related to expected allowable claims	2	2	3	35
Equity Income	-	(1)	(3)	(4)

Operating income (loss)	63	(29)	227	38
Interest expense	(15)	(27)	(63)	(191)
Loss on early extinguishment of debt	-	(75)	-	(88)
Other income (expense), net	1	(4)	-	(6)
Reorganization items, net	-	(223)	(19)	(303)

Earnings (loss) from continuing operations before income taxes	49	(358)	145	(550)
Income tax expense	(15)	(8)	(25)	(22)

Earnings (loss) from continuing operations	34	(366)	120	(572)
Loss from discontinued operations, net of tax	-	-	-	(1)
Loss on sale of discontinued operations, net of tax	-	-	-	(12)

Net earnings (loss)	34	(366)	120	(585)

Less: Net earnings attributed to non-controlling interests	-	(1)	(1)	(1)

Net earnings (loss) attributable to Chemtura	$34	$(367)	$119	$(586)

Basic and diluted per share information - attributable to Chemtura:
Earnings (loss) from continuing operations	$0.34	$(2.25)	$1.19	$(2.58)
Loss from discontinued operations, net of tax	-	-	-	-
Loss on sale of discontinued operations, net of tax	-	-	-	(0.05)
Net earnings (loss) attributable to Chemtura	$0.34	$(2.25)	$1.19	$(2.63)

Weighted average shares outstanding - Basic	99.6	163.7	100.1	223.0

Weighted average shares outstanding - Diluted	100.1	163.7	100.3	223.0

Amounts attributable to Chemtura stockholders:
Earnings (loss) from continuing operations	$34	$(367)	$119	$(573)
Loss from discontinued operations, net of tax	-	-	-	(1)
Loss on sale of discontinued operations, net of tax	-	-	-	(12)
Net earnings (loss) attributable to Chemtura	$34	$(367)	$119	$(586)

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CHEMTURA CORPORATION

Consolidated Balance Sheets

(In millions)

	December 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$180	$201
Restricted cash	5	32
Accounts receivable	458	489
Inventories	542	528
Other current assets	136	171
Total current assets	1,321	1,421

NON-CURRENT ASSETS
Property, plant and equipment, net	752	716
Goodwill	174	175
Intangible assets, net	392	429
Non-current restricted cash	-	6
Other assets	216	166

Total Assets	$2,855	$2,913

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$5	$3
Accounts payable	173	191
Accrued expenses	194	281
Income taxes payable	18	14
Total current liabilities	390	489

NON-CURRENT LIABILITIES
Long-term debt	748	748
Pension and post-retirement health care liabilities	460	498
Other liabilities	211	207
Total liabilities	1,809	1,942

STOCKHOLDERS' EQUITY
Common stock	1	1
Additional paid-in capital	4,353	4,305
Accumulated deficit	(2,949)	(3,068)
Accumulated other comprehensive loss	(346)	(276)
Treasury Stock	(22)	-
Total Chemtura stockholders' equity	1,037	962

Non-controlling interest	9	9
Total stockholders' equity	1,046	971

Total Liabilities and Stockholders' Equity	$2,855	$2,913

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CHEMTURA CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Years Ended December 31,
Increase (decrease) to cash	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$120	$(585)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Gain on sale of business	(27)	(2)
Loss on sale of discontinued operations, net of tax	-	12
Impairment charges	4	60
Loss on early extinguishment of debt	-	88
Depreciation and amortization	140	175
Stock-based compensation expense	26	10
Reorganization items, net	2	186
Changes in estimates related to expected allowable claims	3	35
Contractual post-petition interest expense	-	113
Equity income	(3)	(4)
Changes in assets and liabilities, net	(83)	(292)
Net cash provided by (used in) operating activities	182	(204)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from divestments	8	43
Payments for acquisitions	(35)	-
Capital expenditures	(154)	(124)
Net cash used in investing activities	(181)	(81)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Senior Notes	-	452
Proceeds from Term Loan	-	292
Proceeds from Amended DIP Credit Facility	-	299
Payments on Amended DIP Credit Facility	-	(300)
Payments on DIP Credit Facility	-	(250)
Repayments of 6.875% Notes due 2016	-	(75)
Repayments of 6.875% Debentures due 2026	-	(19)
Repayments of 7% Notes due 2009	-	(44)
Payments on 2007 Credit Facility, net	-	(54)
Proceeds from other short term borrowings, net	3	-
Payments for debt issuance and refinancing costs	-	(40)
Payments for make-whole and no-call provisions	-	(10)
Common shares acquired	(22)	-
Proceeds from exercise of stock options	1	-
Net cash (used in) provided by financing activities	(18)	251

CASH
Effect of exchange rates on cash and cash equivalents	(4)	(1)

Change in cash and cash equivalents	(21)	(35)
Cash and cash equivalents at beginning of year	201	236

Cash and cash equivalents at end of year	$180	$201

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CHEMTURA CORPORATION

Segment Net Sales and Operating Income (Unaudited)

(In millions)

	Quarters Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
NET SALES

Industrial Performance Products	$310	$303	$1,358	$1,223
Industrial Engineered Products	194	191	869	728
Consumer Products	87	89	422	458
Chemtura AgroSolutions	86	97	376	351
Total net sales	$677	$680	$3,025	$2,760

OPERATING INCOME

Industrial Performance Products	$37	$29	$137	$119
Industrial Engineered Products	30	13	130	25
Consumer Products	1	9	26	67
Chemtura AgroSolutions	5	9	30	21
Segment operating income	73	60	323	232

General corporate expense, including amortization	(31)	(29)	(113)	(102)
Change in usefule life of property, plant and equipment	-	(1)	-	(1)
Facility closures, severance and related costs	(3)	-	(3)	(1)
Gain on sale of business	27	-	27	2
Impairment charges	(1)	(57)	(4)	(57)
Changes in estimates related to expected allowable claims	(2)	(2)	(3)	(35)
Total operating income (loss)	$63	$(29)	$227	$38

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CHEMTURA CORPORATION

Major Factors Affecting Net Sales and Operating Results (Unaudited)

Quarter and Year Ended December 31, 2011 versus 2010

(In millions)

The following table summarizes the major factors contributing to the changes in operating results versus the prior year:

	Quarter Ended December 31,		Year Ended December 31,
		Pre-tax		Pre-tax
		Earnings		Earnings
		(Loss) from		(Loss) from
	Net	Continuing	Net	Continuing
	Sales	Operations	Sales	Operations

2010	$680	$(358)	$2,760	$(550)

2010 Environmental reserves	-	-	-	3
2010 Other non-recurring adjustments	-	-	-	3
2010 Loss on disposal of assets	-	-	-	2
2010 Accelerated depreciation of property, plant and equipment	-	4	-	30
2010 Facility closures, severance and related costs	-	-	-	1
2010 Gain on sale of business	-	-	-	(2)
2011 Impairment Charges	-	57	-	57
2010 Changes in estimates related to expected allowable claims	-	2	-	35
2010 Post-petition interest expense on allowable claims	-	8	-	137
2010 Loss on early extinguishment of debt	-	75	-	88
2010 Reorganization items, net	-	223	-	303
	680	11	2,760	107

Changes in selling prices	56	56	213	213
Unit volume and mix	(58)	(13)	30	15
Foreign currency impact - operating income (loss)	(1)	-	35	10
Divestitures	-	-	(13)	(3)
Higher raw materials and energy costs	-	(23)	-	(110)
Manufacturing cost impacts	-	(11)	-	(40)
Higher distribution costs	-	-	-	(11)
Changes in SGA&R, excluding foreign exchange impact	-	8	-	(18)
Lower depreciation and amortization expense	-	4	-	7
Higher interest expense	-	4	-	(9)
Foreign currency impact - other income (expense), net	-	6	-	9
Other	-	(4)	-	(12)
	677	38	3,025	158

2011 Accelerated recognization of asset retirement obligations	-	(1)	-	-
2011 UK pension benefit matter	-	(8)	-	(8)
2011 Loss on disposal of assets	-	-	-	(1)
2011 Accelerated depreciation of property, plant and equipment	-	(1)	-	(2)
2011 Facility closures, severance and related costs	-	(3)	-	(3)
2011 Gain on sale of business	-	27	-	27
2011 Impairment charges	-	(1)	-	(4)
2011 Changes in estimates related to expected allowable claims	-	(2)	-	(3)
2011 Reorganization items, net	-	-	-	(19)

2011	$677	$49	$3,025	$145

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CHEMTURA CORPORATION

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Quarter Ended December 31, 2011			Quarter Ended December 31, 2010
		Managed Basis			Managed Basis
	GAAP	Adjustments	Managed Basis	GAAP	Adjustments	Managed Basis

Net sales	$677	$-	$677	$680	$-	$680

Cost of goods sold	507	(1)	506	516	-	516
Gross profit	170	1	171	164	-	164
Gross profit %	25%		25%	24%		24%

Selling, general and administrative	84	(8)	76	83	-	83
Depreciation and amortization	34	(1)	33	41	(4)	37
Research and development	10	-	10	11	-	11
Facility closures, severance and related costs	3	(3)	-	-	-	-
Gain on sale of business	(27)	27	-	-	-	-
Impairment charges	1	(1)	-	57	(57)	-
Changes in estimates related to expected allowable claims	2	(2)	-	2	(2)	-
Equity Income	-	-	-	(1)	-	(1)

Operating income (loss)	63	(11)	52	(29)	63	34
Interest expense	(15)	-	(15)	(27)	8	(19)
Loss on early extinguishment of debt	-	-	-	(75)	75	-
Other income (expense), net	1	-	1	(4)	-	(4)
Reorganization items, net	-	-	-	(223)	223	-

Earnings (loss) from continuing operations before income taxes	49	(11)	38	(358)	369	11
Income tax expense	(15)	3	(12)	(8)	5	(3)

Net earnings (loss)	34	(8)	26	(366)	374	8

Less: Net earnings attributable to non-controlling interests	-	-	-	(1)	-	(1)

Net earnings (loss) attributable to Chemtura	$34	$(8)	$26	$(367)	$374	$7

Basic and diluted per share information - attributable to Chemtura:
Net earnings (loss)	$0.34		$0.26	$(2.25)		$0.04

Weighted average shares outstanding - Basic	99.6		99.6	163.7		163.7

Weighted average shares outstanding - Diluted	100.1		100.1	163.7		163.7

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$1			$-
UK pension benefit matter		8			-
Accelerated depreciation of property, plant and equipment		1			4
Facility closures, severance and related costs		3			-
Gain on sale of business		(27)			-
Impairment charges		1			57
Changes in estimates related to expected allowable claims		2			2
Post-petition interest expense on allowable claims		-			8
Loss on early extinguishment of debt		-			75
Reorganization items, net		-			223
Pre-tax		(11)			369

Adjustment to apply a Managed Basis effective tax rate		3			5
After-tax		$(8)			$374

Adjusted EBITDA consists of the following:

Operating income (loss) - GAAP			$63			$(29)
Accelerated recognition of asset retirement obligations			1			-
UK pension benefit matter			8			-
Accelerated depreciation of property, plant and equipment			1			4
Facility closures, severance and related costs			3			-
Gain on sale of business			(27)			-
Impairment charges			1			57
Changes in estimates related to expected allowable claims			2			2
Operating income - Managed Basis			52			34

Depreciation and amortization - Managed Basis			33			37
Non-cash stock-based compensation expense			4			7

Adjusted EBITDA			$89			$78

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CHEMTURA CORPORATION

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Year Ended December 31, 2011			Year Ended December 31, 2010
		Managed Basis			Managed Basis
	GAAP	Adjustments	Managed Basis	GAAP	Adjustments	Managed Basis

Net sales	$3,025	$-	$3,025	$2,760	$-	$2,760

Cost of goods sold	2,296	-	2,296	2,103	(3)	2,100
Gross profit	729	-	729	657	3	660
Gross profit %	24%		24%	24%		24%

Selling, general and administrative	339	(9)	330	315	(5)	310
Depreciation and amortization	140	(2)	138	175	(30)	145
Research and development	43	-	43	42	-	42
Facility closures, severance and related costs	3	(3)	-	1	(1)	-
Gain on sale of business	(27)	27	-	(2)	2	-
Impairment charges	4	(4)	-	57	(57)	-
Changes in estimates related to expected allowable claims	3	(3)	-	35	(35)	-
Equity income	(3)	-	(3)	(4)	-	(4)

Operating income	227	(6)	221	38	129	167
Interest expense	(63)	-	(63)	(191)	137	(54)
Loss on early extinguishment of debt	-	-	-	(88)	88	-
Other expense, net	-	-	-	(6)	-	(6)
Reorganization items, net	(19)	19	-	(303)	303	-

Earnings (loss) from continuing operations before income taxes	145	13	158	(550)	657	107
Income tax expense	(25)	(20)	(45)	(22)	(15)	(37)

Earnings (loss) from continuing operations	120	(7)	113	(572)	642	70
Loss from discontinued operations, net of tax	-	-	-	(1)	1	-
Loss on sale of discontinued operations, net of tax	-	-	-	(12)	12	-

Net earnings (loss)	120	(7)	113	(585)	655	70

Less: Net earnings attributed to non-controlling interest	(1)	-	(1)	(1)	-	(1)

Net earnings (loss) attributable to Chemtura	$119	$(7)	$112	$(586)	$655	$69

Basic and diluted per share information - attributable to Chemtura Corporation:
Earnings (loss) from continuing operations	$1.19		$1.12	$(2.58)		$0.31
Loss from discontinued operations, net of tax	-		-	-		-
Loss on sale of discontinued operations, net of tax	-		-	(0.05)		-
Net earnings (loss) attributable to Chemtura Corporation	$1.19		$1.12	$(2.63)		$0.31

Weighted average shares outstanding - Basic	100.1		100.1	223.0		223.0

Weighted average shares outstanding - Diluted	100.3		100.3	223.0		223.0

Managed Basis Adjustments consist of the following:

Environmental reserves		$-			$3
UK pension benefit matter		8			-
Other non-recurring adjustments		-			3
Loss on disposal of assets		1			2
Accelerated depreciation of property, plant and equipment		2			30
Facility closures, severance and related costs		3			1
Gain on sale of business		(27)			(2)
Impairment charges		4			57
Changes in estimates related to expected allowable claims		3			35
Post-petition interest expense on allowable claims		-			137
Loss on early extinguishment of debt		-			88
Reorganization items, net		19			303
Pre-tax		13			657

Adjustment to apply a Managed Basis effective tax rate		(20)			(15)
After-tax		(7)			642
Loss from discontinued operations, net of tax		-			1
Loss on sale of discontinued operations, net of tax		-			12
		$(7)			$655
Adjusted EBITDA consists of the following:

Operating income - GAAP			$227			$38
Environmental reserves			-			3
UK pension benefit matter			8			-
Other non-recurring adjustments			-			3
Loss on disposal of assets			1			2
Accelerated depreciation of property, plant and equipment			2			30
Facility closures, severance and related costs			3			1
Gain on sale of business			(27)			(2)
Impairment charges			4			57
Changes in estimates related to expected allowable claims			3			35
Operating income - Managed Basis			221			167

Depreciation and amortization - Managed Basis			138			145
Non-cash stock-based compensation expense			26			8

Adjusted EBITDA			$385			$320

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CHEMTURA CORPORATION

GAAP and Managed Basis Segment Sales and Operating Income (Loss) (Unaudited)

(In millions of dollars)

	Quarter Ended December 31, 2011			Quarter Ended December 31, 2010
	GAAP	Managed Basis		GAAP	Managed Basis
	Historical	Adjustments	Managed Basis	Historical	Adjustments	Managed Basis

NET SALES
Industrial Performance Products	$310	$-	$310	$303	$-	$303
Industrial Engineered Products	194	-	194	191	-	191
Consumer Products	87	-	87	89	-	89
Chemtura AgroSolutions	86	-	86	97	-	97
Total net sales	$677	$-	$677	$680	$-	$680

OPERATING INCOME (LOSS)

Industrial Performance Products	$37	$1	$38	$29	$-	$29
Industrial Engineered Products	30	-	30	13	4	17
Consumer Products	1	-	1	9	-	9
Chemtura AgroSolutions	5	1	6	9	-	9
Segment operating income	73	2	75	60	4	64

General corporate expense, including amortization	(31)	8	(23)	(29)	(1)	(30)
Change in usefule life of property, plant and equipment	-	-	-	(1)	1	-
Facility closures, severance and related costs	(3)	3	-	-	-	-
Gain on sale of business	27	(27)	-	-	-	-
Impairment charges	(1)	1	-	(57)	57	-
Changes in estimates related to expected allowable claims	(2)	2	-	(2)	2	-
Total operating income (loss)	$63	$(11)	$52	$(29)	$63	$34

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$1			$-
UK pension benefit matter		8			-
Accelerated depreciation of property, plant and equipment		1			4
Facility closures, severance and related costs		3			-
Gain on sale of business		(27)			-
Impairment charges		1			57
Changes in estimates related to expected allowable claims		2			2
		$(11)			$63

DEPRECIATION AND AMORTIZATION

Industrial Performance Products	$10	$-	$10	$9	$-	$9
Industrial Engineered Products	10	-	10	17	(4)	13
Consumer Products	2	-	2	3	-	3
Chemtura AgroSolutions	3	(1)	2	3	-	3
General corporate expense	9	-	9	9	-	9

Total depreciation and amortization	$34	$(1)	$33	$41	$(4)	$37

NON-CASH STOCK-BASED COMPENSATION EXPENSE

Industrial Performance Products			$-			$1
Industrial Engineered Products			-			1
Consumer Products			-			-
Chemtura AgroSolutions			1			-
General corporate expense			3			5

Total non-cash stock-based compensation expense			$4			$7

Adjusted EBITDA by Segment:

Industrial Performance Products			$48			$39
Industrial Engineered Products			40			31
Consumer Products			3			12
Chemtura AgroSolutions			9			12
General corporate expense			(11)			(16)

Adjusted EBITDA			$89			$78

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CHEMTURA CORPORATION

GAAP and Managed Basis Segment Sales and Operating Income (Unaudited)

(In millions of dollars)

	Year Ended December 31, 2011			Year Ended December 31, 2010
	GAAP	Managed Basis		GAAP	Managed Basis
	Historical	Adjustment	Managed Basis	Historical	Adjustment	Managed Basis

NET SALES
Industrial Performance Products	$1,358	$-	$1,358	$1,223	$-	$1,223
Industrial Engineered Products	869	-	869	728	-	728
Consumer Products	422	-	422	458	-	458
Chemtura AgroSolutions	376	-	376	351	-	351
Total net sales	$3,025	$-	$3,025	$2,760	$-	$2,760

OPERATING INCOME

Industrial Performance Products	$137	$1	$138	$119	$-	$119
Industrial Engineered Products	130	-	130	25	29	54
Consumer Products	26	-	26	67	1	68
Chemtura AgroSolutions	30	1	31	21	3	24
Segment operating income	323	2	325	232	33	265

General corporate expense, including amortization	(113)	9	(104)	(102)	4	(98)
Change in usefule life of property, plant and equipment	-	-	-	(1)	1	-
Facility closures, severance and related costs	(3)	3	-	(1)	1	-
Gain on sale of business	27	(27)	-	2	(2)
Impairment charges	(4)	4	-	(57)	57	-
Changes in estimates related to expected allowable claims	(3)	3	-	(35)	35	-
Total operating income	$227	$(6)	$221	$38	$129	$167

Managed Basis Adjustments consist of the following:

Environmental reserves		$-			$3
UK pension benefit matter		8			-
Other non-recurring adjustments		-			3
Loss on disposal of assets		1			2
Accelerated depreciation of property, plant and equipment		2			30
Facility closures, severance and related costs		3			1
Gain on sale of business		(27)			(2)
Impairment charges		4			57
Changes in estimates related to expected allowable claims		3			35
		$(6)			$129

DEPRECIATION AND AMORTIZATION

Industrial Performance Products	$38	$-	$38	$35	$-	$35
Industrial Engineered Products	42	(1)	41	79	(27)	52
Consumer Products	9	-	9	11	(2)	9
Chemtura AgroSolutions	10	(1)	9	9	-	9
General corporate expense	41	-	41	41	(1)	40

Total depreciation and amortization	$140	$(2)	$138	$175	$(30)	$145

NON-CASH STOCK-BASED COMPENSATION EXPENSE

Industrial Performance Products			$3			$1
Industrial Engineered Products			2			1
Consumer Products			1			-
Chemtura AgroSolutions			2			-
General corporate expense			18			6

Total non-cash stock-based compensation expense			$26			$8

Adjusted EBITDA by Segment:

Industrial Performance Products			$179			$155
Industrial Engineered Products			173			107
Consumer Products			36			77
Chemtura AgroSolutions			42			33
General corporate expense			(45)			(52)

Adjusted EBITDA			$385			$320

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